Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

    In connection with the filing by AlerisLife Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Report”), the undersigned hereby certifies, to the best of his knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey C. Leer
Jeffrey C. Leer
President, Chief Executive Officer, Chief Financial Officer and Treasurer

Date: August 3, 2022